AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement"), entered into this 12th day of November 1997, is by, between, and among Mid-Way Medical and Diagnostic Center, Inc., a corporation organized and existing under the laws of the state of Florida ("Mid-Way"), Mid-Way Acquisitions Corp., a corporation organized and existing under the laws of the state of Nevada ("Mid-Way Acquisitions"), and Ciro Jewelry, Inc., a corporation organized and existing under the laws of the state of Delaware ("Ciro").

                                    RECITALS:

     WHEREAS, Mid-Way Acquisitions is a wholly owned subsidiary of Mid-Way;

     WHEREAS, Ciro desires to merge with and into Mid-Way Acquisitions, and Mid-Way desires to merge Mid-Way Acquisitions with Ciro, so that Ciro will be the surviving corporation, all upon the terms and subject to the conditions of this Merger Agreement and in accordance with the laws of the States of Delaware and Nevada;

     WHEREAS, the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the capital stock of Ciro into the right to receive common stock of Mid-Way and such other terms and conditions as may be required or permitted to be stated in this Merger Agreement are set forth below; and

     WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(l)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Merger Agreement shall constitute a "Plan of Reorganization" for purposes of Section 368 of the Code;

     NOW, THEREFORE, based upon the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements set forth herein, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mid-Way, Mid-Way Acquisitions, and Ciro approve and adopt this Agreement and Plan of Reorganization and mutually covenant and agree with each other as follows:

     1. Merger of Ciro into Mid-Way Acquisitions.

     1.1 Incorporation of Agreement of Merger. The agreement of merger attached hereto as Exhibit "A" is incorporated herein by reference. Mid-Way, Mid-Way Acquisitions, and

Ciro agree to take such action to execute and deliver such further instruments as may be necessary to carry out the terms of said agreement of merger.

     1.2 Shares to be Issued. On the effective date of the merger, 2,500,000 shares of Mid-Way's common stock shall be delivered to the sole shareholder of Ciro.

     2. Representations and Warranties of Ciro. Ciro represents and warrants to Mid-Way and Mid-Way Acquisitions as set forth below. These representations and warranties are made as an inducement for Mid-Way and Mid-Way Acquisitions to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, such entities would not be parties hereto.

     2.1 Organization and Authority. Ciro is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     2.2 Capitalization. As of the date of the closing, Ciro will have a total of no more than 1,500 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. There are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of Ciro.

     2.3 Performance of This Agreement. The execution and performance of this Agreement and the transaction contemplated hereby have been authorized by the board of directors of Ciro.

     2.4 Financials. True copies of the financial statements of Ciro consisting of the balance sheets as of the fiscal years ended December 31, 1996 and 1995, and the six months ended June 30, 1997, and statements of operations and cash flow for each of the fiscal years ended December 31, 1996, 1995, and 1994, and the six months ended June 30, 1997, and statement of changes in stockholder's equity from inception to June 30, 1997, have been delivered by Ciro to Mid-Way and Mid-Way Acquisitions. The year-end statements have been examined and certified by Lazar, Levine & Company LLP, Certified Public Accountants. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of Ciro as of June 30, 1997, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

     2.5 Liabilities. There are no material liabilities of Ciro, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Ciro, its agents or servants occurring prior to June 30, 1997, which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of Ciro.

     2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement, since June 30, 1997, there has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Ciro, or (ii) any damage, destruction, or loss to Ciro (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Ciro.

     2.7 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving Ciro or its subsidiaries, if any, or their assets, properties, or business, nor does Ciro or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of Ciro is a party adverse to Ciro or any of its subsidiaries or has a material interest adverse to Ciro or any of its subsidiaries.

     2.8 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by Ciro, and there are no unpaid taxes which are, or could become a lien on the properties and assets of Ciro, except as provided for in the financial statements of Ciro, or have been incurred in the normal course of business of Ciro since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

     2.9 Accuracy of All Statements Made by Ciro. No representation or warranty by Ciro in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of Ciro pursuant to this Agreement, nor any document or certificate delivered to Mid-Way and Mid-Way Development by Ciro pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

     3. Representations and Warranties of Mid-Way and Mid-Way Acquisitions. Mid-Way and Mid-Way Acquisitions, jointly and severally, represent and warrant to Ciro as set forth below. These representations and warranties are made as an inducement for Ciro to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, Ciro would not be a party hereto.

     3.1 Organization and Good Standing.

     a. Mid-Way is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     b. Mid-Way Acquisitions is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     3.2 Capitalization.

     a. The authorized capital stock of Mid-Way consists of 50,000,000 shares of common stock, $0.00 1 per share par value. As of the date of this Agreement, Mid-Way has a total of 11,000,000 shares of common stock outstanding. As of the date of the closing, taking into account the cancellation of 9,400,000 and a 2.5-for-one forward split of the outstanding shares as described below, Mid-Way will have a total of no more than 4,000,000 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. Except for Mid-Way's obligations hereunder with respect to the shares to be issued pursuant to subsection 1.2 hereof, there are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of Mid-Way.

     b. The authorized capital stock of Mid-Way Acquisitions consists of 10,000 shares of common stock, $0.001 per share par value. As of the date of this Agreement, Mid-Way Acquisitions has a total of 10 shares of common stock outstanding, all of which are owned by Mid-Way. All of the outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of Mid-Way Acquisitions.

     3.3 Performance of This Agreement. The execution and performance of this Agreement and the transaction contemplated hereby have been authorized by the boards of directors of Mid-Way and Mid-Way Acquisitions.

     3.4 Financials. True copies of the financial statements of Mid-Way consisting of the balance sheets as of the fiscal years ended December 31, 1996 and 1995, and the three months ended March 31, 1997, and statements of operations and cash flow for each of the fiscal years ended December 31, 1996, 1995, and 1994, and the three months ended March 31, 1997, and statement of changes in stockholder's equity from inception to March 31, 1997, have been delivered by Mid-Way to Ciro. The financial statements have been examined and certified by Barry L. Friedman, P.C., Certified Public Accountant. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of Mid-Way as of March 31, 1997, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

     3.5 Liabilities.

     a. There are no material liabilities of Mid-Way, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Mid-Way, its agents or servants which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of Mid-Way.

     b. Mid-Way Acquisitions has no liabilities in the aggregate in excess of $1,000.

     3.6 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving Mid-Way or Mid-Way Acquisitions, or their subsidiaries, if any, or their assets, properties, or business, nor does Mid-Way or Mid-Way Acquisitions or their subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of Mid-Way or Mid-Way Acquisitions is a party adverse to either entity or any of their subsidiaries or has a material interest adverse to such entities or any of their subsidiaries.

     3.7 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by Mid-Way and Mid-Way Acquisitions, and there are no unpaid taxes which are, or could become a lien on the properties and assets of Mid-Way or Mid-Way Acquisitions, except as provided for in the financial statements of Mid-Way, or have been incurred in the normal course of business of Mid-Way or Mid-Way Acquisitions since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

     3.8 Legality of Shares to be Issued. The shares of common stock of Mid-Way to be issued by Mid-Way pursuant to this Agreement, when so issued and delivered, will have been duly and validly authorized and issued by Mid-Way and will be fully paid and nonassessable.

     3.9 Accuracy of All Statements Made by Mid-Way and Mid-Way Acquisitions. No representation or warranty by Mid-Way or Mid-Way Acquisitions in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by Mid-Way or Mid-Way Acquisitions pursuant to this Agreement, nor any document or certificate delivered to Ciro pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statement contained therein not misleading.

     4. Covenants of the Parties.

     4.1 Corporate Records.

     a. Simultaneous with the execution of this Agreement by Ciro, such entity shall deliver to Mid-Way and Mid-Way Acquisitions copies of the articles of incorporation, as amended, and the current bylaws of Ciro, and copies of the resolutions duly adopted by the board of directors of Ciro approving this Agreement and the transactions herein contemplated.

     b. Simultaneous with the execution of this Agreement by Mid-Way and Mid-Way Acquisitions, such entities shall deliver to Ciro copies of the articles of incorporation, as amended, and the current bylaws of Mid-Way and Mid-Way
Acquisitions, and copies of the resolutions duly adopted by the boards of directors of Mid-Way and Mid-Way Acquisitions approving this Agreement and the transactions herein contemplated.

     4.2 Access to Information.

     a. Mid-Way and Mid-Way Acquisitions and their authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of Ciro, and Ciro shall furnish or cause to be furnished to Mid-Way and Mid-Way Acquisitions and their authorized representatives all information with respect to its affairs and business as Mid-Way and Mid-Way Acquisitions may reasonably request. Mid-Way and Mid-Way Acquisitions shall hold, and shall cause their representatives to hold confidential, all such information and documents, other than information that
(i) is in the public domain at the time of its disclosure to Mid-Way and Mid-Way Acquisitions; (ii) becomes part of the public domain after disclosure through no fault of Mid-Way or Mid-Way Acquisitions; (iii) is known to Mid-Way or Mid-Way Acquisitions or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of Ciro. In the event this Agreement is terminated prior to closing, Mid-Way and Mid-Way Acquisitions shall, upon the written request of Ciro, promptly return all copies of all documentation and information provided by Ciro hereunder.

     b. Ciro and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of Mid-Way and Mid-Way Acquisitions, and Mid-Way and Mid-Way Acquisitions shall furnish or cause to be furnished to Ciro and its authorized representatives all information with respect to their affairs and business as Ciro may reasonably request. Ciro shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to Ciro; (ii) becomes part of the public domain after disclosure through no fault of Ciro; (iii) is known to Ciro or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of Mid-Way and Mid-Way Acquisitions. In the event this Agreement is terminated prior to closing, Ciro shall, upon the written request of Mid-Way or Mid-Way Acquisitions, promptly return all copies of all documentation and information provided by Mid-Way or Mid-Way Acquisitions hereunder.

     4.3 Actions Prior to Closing. From and after the date of this Agreement and until the closing date:

     a. Mid-Way and Mid-Way Acquisitions and Ciro shall each carry on its business diligently and substantially in the same manner as heretofore, and neither party shall make or institute any unusual or novel methods of purchase, sale, management, accounting or operation.

     b. Neither Mid-Way or Mid-Way Acquisitions nor Ciro shall enter into any contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with its business practices.

     c. Neither Mid-Way or Mid-Way Acquisitions nor Ciro shall amend its articles of incorporation or bylaws or make any changes in authorized or issued capital stock, except as provided in this Agreement.

     d. Mid-Way and Mid-Way Acquisitions and Ciro shall each use its best efforts (without making any commitments on behalf of the company) to preserve its business organization intact.

     e. Neither Mid-Way or Mid-Way Acquisitions nor Ciro shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment, or obligation of such party.

     f. Mid-Way and Mid-Way Acquisitions and Ciro shall each duly comply with all applicable laws as may be required for the valid and effective issuance or transfer of stock contemplated by this Agreement.

     g. Neither Mid-Way or Mid-Way Acquisitions nor Ciro shall sell or dispose of any property or assets, except products sold in the ordinary course of business.

     h. Mid-Way and Mid-Way Acquisitions and Ciro shall each promptly notify the other of any lawsuits, claims, proceedings, or investigations that may be threatened, brought, asserted, or commenced against it, its officers or directors involving in any way the business, properties, or assets of such party.

     4.4 Shareholders' Consent. Mid-Way and Mid-Way Acquisitions and Ciro shall promptly submit this Agreement and the transactions contemplated hereby for the approval of their respective stockholders by written consent and, subject to the fiduciary duties of the Boards of Directors of Mid-Way and Mid-Way Acquisitions and Ciro under applicable law, shall use their best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby. In connection with such consents of stockholders, Mid-Way and Mid-Way Acquisitions and Ciro shall prepare an information statement to be furnished to their respective shareholders setting forth information about this Agreement and the transactions contemplated hereby. Mid-Way and Mid-Way Acquisitions and Ciro shall promptly furnish to the other all information, and take such other actions, as may reasonably be requested in connection with any action to be taken in connection with the immediately preceding sentence. Mid-Way and Mid-Way Acquisitions and Ciro shall have the right to review and provide comments to the information statement furnished to the shareholders of the other prior to mailing.

     4.5 No Covenant as to Tax or Accounting Consequences. It is expressly understood and agreed that neither Mid-Way or Mid-Way Acquisitions nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax or accounting consequences of the transactions contemplated by this Agreement or the tax or accounting consequences of any action pursuant to or growing out of this Agreement.

     4.6 Indemnification. Ciro shall indemnify Mid-Way and Mid-Way Acquisitions for any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) suffered by Mid-Way and Mid-Way Acquisitions resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty, or covenant made by Ciro herein, and any claims arising from the operations of Ciro prior to the closing date. Mid-Way and Mid-Way Acquisitions, jointly and severally, shall indemnify and hold Ciro harmless from and against any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty, or agreement made by Mid-Way or Mid-Way Acquisitions herein, and any claims arising from the operations of Mid-Way or Mid-Way Acquisitions prior to the closing date. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement.

     4.7 Publicity. The parties agree that no publicity, release, or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release, or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

     4.8 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own respective expenses incurred in connection with the negotiation and preparation of this Agreement, in the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of them under this Agreement.

     4.9 Further Actions. Each of the parties hereto shall take all such further action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this Agreement.

     4.10 Change of Domicile. Prior to the closing date, Mid-Way shall have obtained shareholder approval to change the domicile of Mid-Way to the State of Nevada.

     4.11 Change of Name. Prior to the closing date, Mid-Way shall have obtained shareholder approval to change the name of such entity to "Ciro International, Inc.," or some other name suggested by Ciro. Prior to the closing date, Mid-Way Acquisitions shall have obtained shareholder approval to change the name of such entity to "Ciro Jewelry, Inc.," or some other name suggested by Ciro.

     4.12 Forward Split. Prior to the closing date, Mid-Way shall have accomplished a forward split of its outstanding stock at the rate of 2.5 shares for each one share outstanding prior to closing.

     4.13 Cancellation of Shares. Prior to the closing date, Mid-Way shall have caused the cancellation of 9,400,000 shares held by David Cohen.

     4.14 Sale of Shares. Prior to closing Mid-Way shall have caused David Cohen to offer and sell 260,000 of his shares of Mid-Way to Murray A. Wilson for $26,000 and 140,000 shares to Laszlo Schwartz for $14,000.

     5. Conditions Precedent to Mid-Way and Mid-Way Acquisitions's Obligations. Each and every obligation of Mid-Way and Mid-Way Acquisitions to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

     5.1 Truth of Representations and Warranties. The representations and warranties made by Ciro in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

     5.2 Performance of Obligations and Covenants. Ciro shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the closing.

     5.3 Officer's Certificate. Mid-Way and Mid-Way Acquisitions shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to Mid-Way and Mid-Way Acquisitions), executed by an executive officer of Ciro, certifying to the fulfillment of the conditions specified in subsections 5.1 and 5.2 hereof.

     5.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

     5.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of Ciro to conduct its business or the earning power thereof on the same basis as in the past.

     5.6 Shareholders' Approval. The holders of not less than a majority of the outstanding common stock of Mid-Way shall have voted for authorization and approval of this Agreement and the transactions contemplated hereby and shareholders of Mid-Way holding no more than 5% of the outstanding common stock of Mid-Way shall have exercised dissenters' rights pursuant thereto.

     6. Conditions Precedent to Obligations of Ciro. Each and every obligation of Ciro to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

     6.1 Truth of Representations and Warranties. The representations and warranties made by Mid-Way and Mid-Way Acquisitions in this Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

     6.2  Performance  of  Obligations   and  Covenants.   Mid-Way  and  Mid-Way
Acquisitions shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by them prior to or at the closing.

     6.3 Officer's Certificate. Ciro shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to Ciro), executed by an executive officer of Mid-Way and Mid-Way Acquisitions, certifying to the fulfillment of the conditions specified in subsections 6.1 and 6.2 hereof

     6.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

     6.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of Mid-Way or Mid-Way Acquisitions to conduct its business.

     6.6 No Liabilities of Mid-Way and Mid-Way Acquisitions. As of the closing date the total liabilities of Mid-Way and Mid-Way Acquisitions shall not exceed $1,000 in the aggregate.

     7. Securities Law Provisions. At closing Ciro shall deliver to Mid-Way a representation form from the shareholder of Ciro (the "Shareholder") providing representations essentially as follows:

     7.1 Restricted Securities. The Shareholder represents that he is aware that the shares issued to him will not have been registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC"). Therefore, under current interpretations and applicable rules, he will probably have to retain such shares for a period of at least one year and at the expiration of such one year period his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the issuer is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

     7.2 Non-distributive Intent. The Shareholder covenants and warrants that the shares received are acquired for his own account and not with the present view towards the distribution thereof and he will not dispose of such shares except (i) pursuant to an effective registration statement under the 1933 Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the issuer, is exempt from registration under the 1933 Act, or the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection 7.2, an appropriate legend will be placed upon each of the certificates of common stock of issued pursuant to this Agreement, and stop
transfer   instructions  shall  be  placed  with  the  transfer  agent  for  the securities.

     7.3 Evidence of Compliance with Private Offering Exemption. The Shareholder hereby represents and warrants that he, either individually or together with his representative, has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of this Agreement and the transactions contemplated hereby, and that the financial capacity of such party is of such proportion that the total cost of such person's commitment in the shares would not be material when compared with his, her, or its total financial capacity. Upon the written request of the issuer of the securities issued or transferred pursuant to this Agreement, the Shareholder shall provide such issuer with evidence of compliance with the requirements of any federal or state exemption from registration. Mid-Way and Mid-Way Acquisitions and Ciro shall each file, with the assistance of the other and its respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by each of them to be necessary or appropriate in an effort to document reliance on such exemptions, unless an exemption requiring no filing is available in the particular jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     8. Change of Management. Upon and as a condition of closing this Agreement:

     8.1 Prior to closing Mid-Way and Mid-Way Acquisitions will present to its shareholders for approval the election of Murray A. Wilson as the sole director of Mid-Way and

Mid-Way Acquisitions effective immediately following the closing of this Agreement. Prior to closing Ciro will furnish material information of Mr. Wilson as nominees to be elected by the shareholders of Mid-Way and Mid-Way Acquisitions. Mid-Way and Mid-Way Acquisitions reserves the right to refuse to cause the nomination of such person as the director of Mid-Way and Mid-Way Acquisitions if, after review of the foregoing information concerning said person, it is the opinion of Mid-Way and Mid-Way Acquisitions that the election of such person would not be in the best interests of Mid-Way and Mid-Way Acquisitions.

     8.2 Ciro reserves the right to terminate this Agreement if the nominee selected by it is not elected or appointed as set forth above.

     9. Closing.

     9.1 Time and Place. The closing of this transaction ("closing") shall take place at 57 West 200 South, Suite 310, Salt Lake City, Utah, at 1:00 p.m., December 2, 1997, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "closing date."

     9.2 Documents To Be Delivered by Ciro. At the closing Ciro shall deliver to Mid-Way and Mid-Way Acquisitions the following documents:

     a. A dully executed copy of the agreement of merger in form as set forth in Exhibit "A."

     b. The representation forms of the Shareholder described in Section 7 hereof.

     c. The certificate required pursuant to subsection 5.3 hereof.

     d. A certified copy of the duly adopted resolutions of Ciro's shareholder authorizing this Agreement and the transactions contemplated hereby.

     e. Such other documents of transfer, certificates of authority, and other documents as Mid-Way and Mid-Way Acquisitions may reasonably request.

     9.3 Documents To Be Delivered by Mid-Way and Mid-Way Acquisitions. At the closing Mid-Way and Mid-Way Acquisitions shall deliver to Ciro the following documents:

     a. A dully executed copy of the agreement of merger in form as set forth in Exhibit "A."

     b. Certificates for the number of shares of common stock of Mid-Way as determined in sub-section 1.2 hereof.

     c. The certificate required pursuant to subsection 6.3 hereof.

     d. Certified copies of the duly adopted resolutions of Mid-Way and Mid-Way Acquisitions's shareholders authorizing this Agreement and the transactions contemplated hereby.

     e. Such other documents of transfer, certificates of authority, and other documents as Ciro may reasonably request.

     10. Termination. This Agreement may be terminated by Mid-Way and Mid-Way Acquisitions or Ciro by notice to the other if, (i) at any time prior to the closing date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its or their obligations to consummate the transactions contemplated by this Agreement incapable of fulfillment, or (ii) on December 15, 1997, if the closing shall not have occurred. Following termination of this Agreement no party shall have liability to another party relating to such termination, other than any liability resulting from the breach of this Agreement by a party prior to the date of termination.

     11. Miscellaneous.

     11.1 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

          Mid-Way and
          Mid-Way Acquisitions:              1600 Market Street
                                             33rd Floor
                                             Philadelphia, PA 19103
                                             Attn: David Cohen, President

          with copy to:                      Kimble & Associates
                                             311 South State Street
                                             Suite 440
                                             Salt Lake City, UT 84111
                                             Attn: Thomas G. Kimble

          Ciro:                              445 Fifth Avenue
                                             16th Floor
                                             New York, NY 10016
                                             Attn: Murray A. Wilson, President
          with copy to:                      Ronald N. Vance
                                             Attorney at Law
                                             57 West 200 South
                                             Suite 310
                                             Salt Lake City, UT 84101

     11.2 Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Utah

     11.3 Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

     11.4 Successors and Assigns. This Agreement shall be binding upon and shall
inure  to  the  benefit  of  the  parties   hereto,   their  heirs,   executors,
administrators, successors and assigns.

     11.5 Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

     11.6 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

     11.7 Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

     11.8 Survival of Covenants. Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

     11.9 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

     11.10 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

     11.11 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     11.12 Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     11.13 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and Plan of Reorganization as of the day and year first above written.

Mid-Way:                           Mid-Way Medical and Diagnostic Center, Inc.


                                   By  /s/ David Cohen
                                       ----------------------------------
                                       David Cohen, President


Mid-Way Acquisitions:              Mid-Way Acquisitions Corp.


                                   By  /s/ David Cohen
                                       ----------------------------------
                                       David Cohen, President


Ciro:                              Ciro Jewelry, Inc.


                                   By  /s/ Murray A. Wilson
                                       ----------------------------------
                                       Murray A. Wilson, President